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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                           YEAR ENDED AUGUST 31, 2002

Wholly owned subsidiaries of the registrant are:

           Penford Products Co.
            Incorporated in Delaware

           Penford Holdings Pty. Ltd.
            Incorporated in New South Wales, Australia

           Penford Australia Limited
            Incorporated in New South Wales, Australia

           Penford New Zealand Ltd.
            Incorporated in New Zealand

           Penford Export Corporation
            Incorporated in the U.S. Virgin Islands

All subsidiaries are included in the consolidated financial statements.